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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-A/A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          FAIRFIELD COMMUNITIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                   71-0390438
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

           8669 Commodity Circle, Suite 200, Orlando, Florida 32819
                   (Address of Principal Executive Offices)


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| If this form relates to the           |If this form relates to the           |
| registration of a class of securities |registration of a class of securities |
| pursuant to Section 12(b) of the      |pursuant to Section 12(g) of the      |
| Exchange Act and is effective         |Exchange Act and is effective         |
| pursuant to General Instruction       |pursuant to General Instruction       |
| A.(c), please check the following     |A.(d), please check the following     |
| box. [X]                              |box. [ ]                              |
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Securities Act registration statement file number to which this form relates:
N/A
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class to be so          Name of Each Exchange on Which
                   Registered                   each Class is to be Registered
          ----------------------------          ------------------------------

        Preferred Stock Purchase Rights            New York Stock Exchange
         with respect to Common Stock,
                $0.01 Par Value

Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1.  Description of Registrant's Securities to be Registered.

     On November 1, 2000, the board of directors of Fairfield Communities, Inc. ("Fairfield"), approved Amendment No. 2, dated as of November 1, 2000 (the "Amendment"), to the Rights Agreement, dated as of September 1, 1992, as amended, between Fairfield and The First National Bank of Boston a/k/a Bank of Boston, N.A. and by succession Fleet National Bank (as successor to Society National Bank). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of November 1, 2000, by and among Fairfield, Grand Slam Acquisition Corp., a Delaware corporation, and Cendant Corporation, a Delaware corporation.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit to this registration statement and incorporated herein by this reference. Copies of the Rights Agreement are available free of charge from Fairfield.


Item 2.  Exhibits.

Number    Description
--------  -----------

   1 Amendment No. 2, dated as of November 1, 2000, to the Rights Agreement, dated as of September 1, 1992, as amended, between Fairfield Communities, Inc. and The First National Bank of Boston a/k/a Bank of Boston, N.A. and by succession Fleet National Bank (as successor to Society National Bank)
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              FAIRFIELD COMMUNITIES, INC.



                              By:   /s/ Marcel J. Dumeny
                                    --------------------------------------------
                                    Name:   Marcel J. Dumeny
                                    Title:  Executive Vice President

Date:  November 14, 2000
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                                 EXHIBIT INDEX


Number    Description
--------  -----------

   1 Amendment No. 2, dated as of November 1, 2000, to the Rights Agreement, dated as of September 1, 1992, as amended, between Fairfield Communities, Inc. and The First National Bank of Boston a/k/a Bank of Boston, N.A. and by succession Fleet National Bank (as successor to Society National Bank)